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                                                                  Exhibit (a)(9)
                             SAMSONITE CORPORATION
                            11200 EAST 45TH AVENUE
                            DENVER, COLORADO 80239

                                                               June 3, 1998

            Offer to Purchase Common Stock of Samsonite Corporation

Dear Participant in Samsonite Employee Savings Trust:

  You have previously received an Offer to Purchase dated May 20, 1998 (the "Offer to Purchase") and related Letter of Transmittal (which together constitute the "Offer") from Samsonite Corporation (the "Company") in connection with its recently announced offer to purchase up to 12,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and the associated preferred stock purchase rights (the "Rights") (the Common Stock and the Rights, on and after the date of their distribution, are herein referred to as the "Shares") at $40.00 per Share, net to the seller in cash, upon the terms and conditions set forth in the Offer.

  Before the commencement of the Offer, you, as a participant in the Samsonite Employee Savings Trust (the "401(k) Plan"), could have either held or sold in the stock market any of the Shares which you had in your Samsonite Corporation Common Stock fund in the 401(k) Plan according to its terms. The Offer gives you a third alternative, but only for a short period of time. You may elect to "tender" (offer to sell) some or all of the Shares (excluding fractional Shares) which were allocated to your Samsonite Corporation Common Stock fund in the 401(k) Plan as of 3:00 P.M., June 12, 1998 ("Fund Shares") by following the procedures described in the materials enclosed with this letter. Since your Fund Shares are held in the name of CG Trust Company (the "Trustee"), only the Trustee can actually tender those Shares. However, it is your right, under the terms of the 401(k) Plan, to direct the Trustee whether to tender Fund Shares and, if so, how many Fund Shares to tender. PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER YOUR FUND SHARES IS WEDNESDAY, JUNE 17, 1998, YOU MUST SEND YOUR TENDER INSTRUCTION FORM TO THE TRUSTEE OF THE 401(k) PLAN FOR RECEIPT BY 4:00 P.M., NEW YORK CITY TIME (2:00 P.M., DENVER TIME), FRIDAY, JUNE 12, 1998. You also may withdraw any tender you have made under the Offer provided you do so prior to June 12, 1998. For example, if you change your mind and want to sell your Shares in the stock market, you must withdraw your tender before doing so.

  THE PURCHASE PRICE ($40 PER SHARE) REPRESENTS A SUBSTANTIAL PREMIUM OVER THE CLOSING SALE PRICE OF THE SHARES ($29 7/8 PER SHARE) AS REPORTED ON THE NASDAQ NATIONAL MARKET SYSTEM ON MAY 14, 1998, THE DAY FOLLOWING ANNOUNCEMENT OF THE RECAPITALIZATION PLAN AND THE OFFER. THE MARKET PRICE OF THE SHARES FOLLOWING THE CONSUMMATION OF THE RECAPITALIZATION PLAN AND THE OFFER IS EXPECTED TO BE SUBSTANTIALLY LOWER THAN THE PURCHASE PRICE AND THE MARKET PRICE OF THE SHARES ON THE DATE HEREOF. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU TENDER ALL SHARES IN THE OFFER. You may tender some or all of your Fund Shares which were allocated to your account as of 3:00 P.M., June 12, 1998 (excluding fractional Shares). The number of Fund Shares you own may be determined by calling the CIGNA Answerline at 1-800-253-2287. Remember that you will need your PIN number to use the CIGNA Answerline. If you forgot your PIN number, then call Kelly Ferguson at (303) 373-6438, who can help you reestablish your PIN number.

  If more Shares are tendered than the Company has offered to purchase, only a pro rata portion of any Fund Shares tendered on your behalf may be purchased.

  Before making a decision, you should carefully read this letter, including the attached Tender Instruction Form and the enclosed Memorandum of Questions and Answers on 401(k) Plan Rights and Procedures and the previously distributed Offer to Purchase and related materials. IF YOU TAKE NO ACTION, NONE OF YOUR FUND SHARES WILL BE TENDERED BY THE TRUSTEE UNLESS OTHERWISE REQUIRED BY APPROPRIATE FIDUCIARY PRINCIPLES. ACCORDINGLY, IT IS VERY IMPORTANT TO GIVE INSTRUCTIONS.

  If you instruct the Trustee to tender all or some of your Fund Shares, the cash that is paid for such Shares will be reinvested in the CIGNA Charter Guaranteed Income Fund (the "Guaranteed Income Fund"), and you
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may direct that such amount be deposited in any other 401(k) Plan fund upon notification to you that the proceeds have been received. PLEASE NOTE THAT TO THE EXTENT SUCH CASH IS NOT REINVESTED IN THE SAMSONITE CORPORATION COMMON STOCK FUND WITHIN 90 DAYS OF ITS DEPOSIT IN THE GUARANTEED INCOME FUND, YOU MAY NOT QUALIFY FOR CERTAIN FAVORABLE TAX TREATMENT UPON SUBSEQUENT DISTRIBUTIONS TO YOU FROM THE 401(k) PLAN. SEE "CERTAIN TAX INFORMATION" IN THE ENCLOSED MEMORANDUM OF QUESTIONS AND ANSWERS.

  Any distribution and purchases of Shares that may be requested during the Offer period may be delayed until ten business days following the expiration of the Offer.

  If you elect to tender Fund Shares, the attached yellow Tender Instruction Form must be received by the Trustee by 4:00 P.M., New York City time (2:00 P.M., Denver time), Friday, June 12, 1998. Please use the enclosed reply envelope to return your Tender Instruction Form. If you do not wish to tender your Fund Shares, you should give instructions to the Trustee NOT to tender any of your Fund Shares.

  If you have questions after reviewing the materials, please call: Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834 for questions on the terms and conditions of the Offer. If they are unable to answer your questions regarding your 401(k) account, then please call Ms. Kelly Ferguson at (303) 373-6438.

                                          Sincerely,

                                          Samsonite Corporation

                                      ii
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                   TENDER INSTRUCTION FORM FOR SHARES IN THE
            SAMSONITE EMPLOYEE SAVINGS TRUST TO THE TRUSTEE OF THE
                       SAMSONITE EMPLOYEE SAVINGS TRUST

  I am a participant in the Samsonite Employee Savings Trust (the "401(k) Plan") who owns shares of common stock, par value $.01 per share (the "Common Stock"), and the associated preferred stock purchase rights (the "Rights") (the Common Stock and the Rights, on and after the date of their distribution, are herein referred to as the "Shares") of Samsonite Corporation in the Samsonite Corporation Common Stock fund ("Fund Shares") and I have received a copy of the Offer to Purchase, dated May 20, 1998 (the "Offer to Purchase"), relating to the offer by Samsonite Corporation, a Delaware corporation (the "Company"), to purchase of up to 12,000,000 Shares (the "Offer") at a price of $40.00 per Share, net to the seller in cash upon the terms and conditions of the Offer.

  I instruct the trustee of the 401(k) Plan (the "Trustee") as follows (check one of the following boxes and fill in any missing information)*:

  [_] Tender ALL (100%) of the Shares which are held in my Samsonite
     Corporation Common Stock fund under the 401(k) Plan, upon the terms and subject to the conditions set forth in the Offer.

  [_] Tender only   % of the Shares which are held in my Samsonite
     Corporation Common Stock fund under the 401(k) Plan, upon the terms and subject to the conditions set forth in the Offer.

  [_] Tender only      (number of Shares which are to be tendered) of the
     Shares which are held in my Samsonite Corporation Common Stock fund under the 401(k) Plan, upon the terms and subject to the conditions set forth in the Offer.

  [_] Tender NONE of my Shares.

  I have read and understand the Offer to Purchase and I have agreed to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf and to hold and invest the proceeds from the sale of these Shares on my behalf and to and invest the proceeds from the sale of these Shares in the CIGNA Charter Guaranteed Income Fund. I understand that I may transfer these proceeds to any 401(k) Plan fund once the proceeds have been deposited to my account. I also understand and declare that if the tender of my Fund Shares is accepted, the payment therefor will be full and adequate compensation for these Fund Shares in my judgment, notwithstanding any potential fluctuation in the price of the Shares between the last day I can withdraw my tender and the date the Trustee sells the Shares.

NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD
       IN THE 401(K) PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE FORM DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THE TENDER INSTRUCTION FORM TO CG TRUST COMPANY, C/O MR. ROBERT W. STEELE, H20A, 280 TRUMBULL STREET, HARTFORD, CT 06103, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 4:00 P.M., NEW YORK CITY TIME (2:00 P.M., DENVER TIME), ON FRIDAY, JUNE 12, 1998.

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Dated:       , 1998

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                                       Signature(s)

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                                       Print Name(s)

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                                       Address(es)

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                                       Area Code and Telephone Number

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                                       Tax ID or Social Security Number
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* Unless otherwise indicated, it will be assumed that all Shares held by the
 Trustee for your account are to be tendered.